                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated October 14, 2003 on the consolidated balance sheets of WRP Corporation and subsidiaries as of June 30, 2003 and 2002, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows of WRP Corporation and subsidiaries for the year ended June 30, 2003 and 2002, included in its Annual Report on Form 10-K for the year ended June 30, 2003, filed with the Securities and Exchange Commission. We hereby consent to the incorporation by reference of our report in the company's previously filed Registration Statement Nos. 333-28002 and 333-81411.

         GRANT THORNTON LLP

         Chicago, Illinois
         October 14, 2003